Exhibit 99.1

Callon Petroleum Company Announces Entry Into the Core Southern Delaware Basin

Natchez, MS (December 13, 2016) - Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today announced that its wholly owned subsidiary, Callon Petroleum Operating Company, has entered into a definitive agreement to acquire certain undeveloped acreage and producing oil and gas properties for total consideration of $615 million in cash from American Resource Development LLC, American Resource Development Upstream LLC, and American Resource Development Midstream LLC (collectively, “Ameredev”). The Company intends to fund the cash purchase price with the net proceeds of an equity offering announced concurrently with the announcement of this acquisition, and with current cash balances or availability under its revolving credit facility.

Key attributes of the Ameredev acquisition include:

•	Approximately 27,552 gross (16,098 net) surface acres, centered around a contiguous position in Ward County, Texas, with additional acreage in Pecos and Reeves Counties, Texas;

•	Current net production of approximately 1,945 barrels of oil equivalent per day (71% oil) for the month of October 2016 based on information provided by the seller, including production from 20 gross operated horizontal wells currently producing from the Wolfcamp and Bone Spring formations;

•	Estimated delineated base inventory of 481 gross (206 net) identified horizontal drilling locations targeting the Wolfcamp A and B zones with an average lateral length of approximately 7,500 feet, including 36% of the inventory comprised of 10,000 foot laterals;

•	Additional potential horizontal drilling locations from both delineated and emerging prospective zones in the Wolfcamp and Bone Spring formations;

•	Established infrastructure ownership, including five salt water disposal wells and over 13 miles of gathering lines and gas lift return lines; and

•	An agreement to acquire up to an additional 1,006 net acres in Ward County, mutually identified by Callon and Ameredev, if such leasehold acquisitions are consummated prior to closing of the Ameredev acquisition.

Ameredev currently operates approximately 80% of net surface acreage and has an average working interest in operated properties of approximately 82%. On a pro forma basis, assuming the closing of the acquisition, Callon’s aggregate Permian Basin position will include approximately 55,500 net surface acres concentrated in four core operating areas within both the Midland and Delaware sub-Basins.

Fred Callon, Chairman and Chief Executive Officer commented, “Our initial entry into the Delaware Basin caps a transformative year for Callon. The Ameredev acquisition is the result of a patient, concentrated effort to identify the appropriate de-risked, oily acreage position in the Delaware Basin that provides the opportunity to leverage our Permian Basin technical expertise while complementing our deep inventory of high-return well locations and capital efficient operations in the Midland Basin. The position is well-suited for long lateral development and offers the potential for the development of multiple shale and sand intervals in the core of the Southern Delaware Basin’s over-pressured oil window. We are looking forward to adding a fourth core operating area to our Permian portfolio and are currently planning to deploy an operated horizontal drilling rig to this acreage by mid-2017, in addition to our plans to be running four horizontal rigs in the Midland Basin by the end of 2017. Overall, we believe that this position is an excellent fit with our broader Permian portfolio and organizational capabilities, and, importantly, accretive to the value proposition for our shareholders.”

The pending acquisition is expected to close on or before February 13, 2017, subject to the completion of customary closing conditions.

Investor conference call

Callon will host a conference call on Wednesday, December 14, 2016, to discuss the Ameredev acquisition.

Please join Callon Petroleum Company via the Internet for a webcast of the conference call:

Date/Time:	Wednesday, December 14, 2016, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time)
Webcast:	Live webcast will be available at www.callon.com in the “Investors” section of the website
Presentation Slides:	Available at http://ir.callon.com/presentations in the “Investors” section of the website

Alternatively, you may join by telephone using the following numbers:

Toll Free:	1-888-317-6003
Canada Toll Free:	1-866-284-3684
International:	1-412-317-6061
Passcode:	7720834

An archive of the conference call webcast will also be available at www.callon.com in the “Investors” section of the website.

Credit facility borrowing base redetermination

Effective November 21, 2016, the borrowing base amount under our revolving credit facility was increased to $500 million as part of a regularly scheduled semi-annual redetermination process. The borrowing base had previously been set at $385 million and Callon has elected to keep total commitments from the bank group unchanged at this amount. The Company currently has no borrowings outstanding under the credit facility.

Incremental hedging activity

Since November 3, 2016, the Company has entered into the following derivative contracts:

	1st Half	2nd Half	Full Year
	2017	2017	2018
Oil contracts – NYMEX WTI
Deferred premium put options
Total volume (barrels in thousands)	498
Weighted average price per barrel
Floor (long put)	$50.00
Option premium	$(2.05)
Deferred premium put spread options
Total volume (barrels in thousands)		506
Weighted average price per barrel
Floor (long put)		$50.00
Short put		$40.00
Option premium		$(2.45)
Oil contracts – Midland differential
Swap contracts
Total volume (barrels in thousands)	724	736	1,095
Weighted average price per barrel	$(0.52)	$(0.52)	$(1.01)
Natural gas contracts – NYMEX Henry Hub
Two-way collar contracts
Total volume (Btu in billions)	724	1,460
Weighted average price per million Btu
Ceiling (short call)	$3.68	$3.68
Floor (long put)	$3.00	$3.00

About Callon Petroleum Company

Callon is an independent energy company focused on the acquisition, development, exploration, and operation of oil and gas properties in the Permian Basin in West Texas.

About Ameredev

Ameredev is an Austin-based exploration and production company focused on the acquisition and development of oil and gas properties in the Permian Basin. Ameredev was formed in May 2015 with an equity commitment from EnCap Investments, L.P.

Ameredev’s legal counsel for the transaction was Bracewell LLP.

Cautionary Statement Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements regarding the consummation of the pending acquisition and completion of related financings and the time frame in which these transactions will occur, the expected benefits to the Company and its shareholders from completing the acquisition, estimates of future drilling locations, the number of drilling rigs deployed, the implementation of the Company’s business plans and strategy, as well as statements including the words “believe,” “expect,” “plans” and words of similar meaning. These statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the Company’s ability to realize the anticipated benefits of the pending acquisition, the forfeiture of our deposit under the acquisition agreement, the volatility of oil and gas prices, ability to drill and complete wells, operational, regulatory and environment risks, our ability to finance our activities and other risks more fully discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov. Any forward-looking statements in this release are based on limited information currently available to the Company, which is subject to change, and the Company will not necessarily update the information.

This news release is posted on the Company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News” link on the top of the homepage.

For further information contact:

Eric Williams

Manager, Investor Relations

1-800-451-1294